Exhibit 99.1

Omeros Corporation Reports First Quarter 2014 Financial Results

— Secures Additional $50.4 Million in Cash in 1Q 2014 —

Seattle, WA – May 12, 2014– Omeros Corporation (NASDAQ: OMER), a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics targeting inflammation, coagulopathies and disorders of the central nervous system, today announced recent highlights and financial results for the first quarter of 2014, which include:

•	1Q 2014 net loss of $16.6 million, or $0.54 per share, which included $2.6 million ($0.09 per share) of non-cash expenses

•	Operating expenses of $15.8 million were primarily related to preparing for expected U.S. commercial launch of Omidria™ and to advancing OMS824 and OMS721 clinical programs

•	Closed $40.3 million public offering of common stock and replaced existing loan facility with new loan facility, receiving $37.7 million and $12.7 million, respectively, in net proceeds

•	Commenced enrollment in Phase 2 clinical trial of OMS824, which has received both Orphan Drug and Fast Track Designations from U.S. Food and Drug Administration (FDA), in patients with Huntington’s disease

•	Reported positive results from OMS824 Phase 2a clinical trial in schizophrenia patients

•	Reported positive data, similar to those obtained with complement factor C5 blockers, using OMS721 in ex vivo studies of endothelial activation and complement deposition relevant to pathophysiology of human atypical hemolytic uremic syndrome (aHUS), a form of thrombotic microangiopathy (TMA)

•	After receiving FDA’s Orphan Drug Designation, Investigational New Drug (IND) application cleared by FDA and initiating Phase 2 clinical trial of OMS721 in TMAs

“We continue to expect approval of Omidria this quarter,” said Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “Completing an additional $50 million of equity and debt financings in March strengthened our financial position, and we are preparing for the planned U.S. market launch of Omidria in the second half of this year. The remainder of our pipeline also continues advancing, with Phase 2 small-molecule and antibody clinical programs recently initiated in schizophrenia, Huntington’s and TMAs with preliminary data from the latter two expected this year, and two more programs – OMS527 for addiction and OMS616 for bleeding –slated to enter the clinic in 2015. From the 54 orphan GPCRs that we control, we have begun compound optimization targeting a handful of these receptors linked to cancer and remyelination. Our expected transition to a commercial company together with likely clinical data from our pipeline’s industry-leading compounds promise to make the remainder of 2014 exciting.”

First Quarter and Recent Highlights

•	Closed a public offering of 3,500,000 shares of common stock in March 2014 at a public offering price of $11.50 per share. The closing included the sale of 456,521 shares of common stock sold pursuant to the overallotment option granted to the underwriters, which was fully exercised. After deducting underwriting discounts and offering expenses, the company received net proceeds of $37.7 million.

•	Closed a senior credit facility with Oxford Finance and MidCap Financial in March 2014, consisting of a $32.0 million term loan. The new loan requires interest-only payments through March 2015 and thereafter calls for monthly principal and interest payments through March 2018. Omeros used a portion of the loan proceeds to repay its obligations under its prior loan and security agreement with Oxford Finance and affiliates and received net proceeds of $12.7 million.

•	Began enrollment in a Phase 2 clinical trial evaluating OMS824, the company’s phosphodiesterase 10 (PDE10) inhibitor, in patients with Huntington’s disease. OMS824 has received from the FDA Orphan Drug Designation for the treatment of Huntington’s disease and Fast Track Designation for the treatment of cognitive impairment in patients with Huntington’s disease.

•	Reported positive results from the company’s OMS824 Phase 2a clinical trial in which OMS824 was well tolerated and demonstrated comparable tolerability and systemic pharmacokinetics when administered alone and concomitantly with approved antipsychotic agents in patients with stable schizophrenia, opening the potential for OMS824 to be delivered as monotherapy or as an adjunct to commercially available antipsychotics.

•	Reported positive data from Omeros’ Phase 1 clinical trial of OMS721, demonstrating that both subcutaneous and intravenous routes of administration resulted in a high degree of inhibition of lectin pathway and successfully achieved the pharmacologic target of sustained inhibition for at least one week. OMS721 is the company’s lead human monoclonal antibody targeting mannan-binding lectin-associated serine protease-2, the key regulator of the lectin pathway of the immune system. OMS721 has received Orphan Drug Designation from the FDA for inhibition of complement-mediated TMAs.

•	Announced that the FDA cleared Omeros’ IND application to evaluate OMS721 for the inhibition of complement-mediated TMAs. Omeros is initiating a Phase 2 clinical trial to evaluate OMS721 in patients with TMAs.

•	Received positive data using OMS721 in ex vivo studies of endothelial activation relevant to the pathophysiology of human atypical hemolytic uremic syndrome (aHUS), a form of TMA. The data demonstrated that OMS721, compared to untreated controls, significantly inhibited complement deposition on human endothelial cells using serum samples from aHUS patients obtained during the acute phase of disease (p<0.01) and during remission (p<0.001). The results were similar to those obtained by agents that block the complement factor C5.

Financial Results

For the quarter ended March 31, 2014, Omeros reported a net loss of $16.6 million, or $0.54 per share. This compares to a net loss of $10.5 million, or $0.40 per share, for the same period in 2013. Noncash expenses were $2.6 million ($0.09 per share) for the quarter ended March 31, 2014 and $2.2 million ($0.08 per share) for the same period in 2013.

Operating expenses for the three months ended March 31, 2014 were $15.8 million, including $2.6 million of non-cash expenses, compared to $11.1 million, including $2.2 million of non-cash expenses, for the same period in 2013. The increase was primarily related to preparing for the expected U.S. commercial launch of Omidria, to expenses associated with the Phase 2 clinical trials evaluating OMS721 in TMAs and OMS824 in schizophrenia and Huntington’s disease as well as to the manufacturing costs of clinical material of both compounds.

Revenue for the quarter ended March 31, 2014 was $100,000 compared to $1.1 million for the same period in 2013. This decrease was primarily due to lower revenue recognized from our GPCR funding agreement with Vulcan Inc., which was fully amortized in the first quarter of 2013.

At March 31, 2014, Omeros had cash and cash equivalents and short-term investments of $52.2 million.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics targeting inflammation, coagulopathies and disorders of the central nervous system. Derived from its proprietary PharmacoSurgery® platform, the Company’s lead drug product, Omidria™ (OMS302) for lens replacement surgery, is currently under review for marketing approval by both the U.S. Food and Drug Administration and the European Medicines Agency with U.S. commercial launch planned for the second half of 2014. Omeros’ six other clinical programs are focused on schizophrenia, Huntington’s disease and cognitive impairment; addictive and compulsive disorders; complement-related diseases; and preventing problems associated with surgical procedures. Omeros also has a proprietary GPCR platform, which is making available an unprecedented number of new GPCR drug targets and corresponding compounds to the pharmaceutical industry for drug development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to”, “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with Omeros’ ability to obtain regulatory approval for its New Drug Application in the U.S. and its Marketing Authorization Application in the EU for the commercialization of Omidria, Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org

OMEROS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenue	$100	$1,095
Operating expenses:
Research and development	12,017	7,127
General and administrative	3,767	3,988

Total operating expenses	15,784	11,115

Loss from operations	(15,684)	(10,020)
Investment income	2	6
Interest expense	(672)	(587)
Other income (expense), net	(288)	112

Net loss	$(16,642)	$(10,489)

Basic and diluted net loss per share	$(0.54)	$(0.40)

Weighted-average shares used to compute basic and diluted net loss per share	30,897,039	25,908,153

OMEROS CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents and short-term investments	$52,189	$14,101
Total assets	56,067	16,535
Total notes payable	32,212	20,498
Total current liabilities	10,232	11,873
Accumulated deficit	(271,015)	(254,373)
Total shareholders’ equity (deficit)	5,212	(18,384)